CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the following with respect to Post-Effective Amendment No. 33 pursuant to the Securities Act of 1933, as amended, to the Registration Statement on form N-1A of Corefunds, Inc., (File No. 2-93214) formerly The Conestoga Funds:

    o The reference to our Firm as auditors under the heading "Financial Highlights" in the Prospectus as it relates to the Institutional Class of shares for the Core Equity Fund (formerly the Equity Fund), the Special Equity Fund, the Short Term Income Fund, and the Bond Fund for the year or period ended October 31, 1995.

    o The reference to our Firm as auditors under the heading "Financial Highlights" in the Prospectus as it relates to the Retail Class of shares for the Core Equity Fund (formerly the Equity Fund), the Special Equity Fund, the Short Term Income Fund, and the Bond Fund for the year or period ended October 31, 1995.

    o The reference to our Firm as auditors under the heading "Financial Highlights" in the Prospectus as it relates to the Prior Class of shares for the Core Equity Fund (formerly the Equity Fund), the Special Equity Fund, and the Bond Fund for the years or periods ended October 31, 1990 through October 31, 1994.



/s/ Coopers & Lybrand L.L.P.
----------------------------

Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 21, 1997